  EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Banjo & Matilda, Inc. of our report dated March 3, 2017 relating to the consolidated financial statements, which appears in Banjo & Matilda, Inc.'s Form 10-K for the year ended June 30, 2016.

/s/ Farber Hass Hurley LLP

Chatsworth, California

March 28, 2017